SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ONVIA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

Of Stockholders To Be Held on May 9, 2017

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for our 2017 Annual Meeting of Stockholders are available on the Internet. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy statement and annual report to stockholders are available at:

www.envisionreports.com/ONVI

Easy Online Access – A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/ONVI to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 1, 2017 to facilitate timely delivery.

The 2017 Annual Meeting of Stockholders of Onvia, Inc. (“Onvia”) will be held at 509 Olive Way, Suite 400, Seattle, WA 98101 at 11:00 a.m., Pacific Time on May 9, 2017. Only stockholders who owned stock at the close of business on the record date, March 13, 2017 (the “Record Date”) may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting that may take place.

Proposals to be voted on at the Annual Meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1.	To elect two Class II directors to serve a term of three years, each as nominated by the Board of Directors.
2.	Ratification of the appointment of Moss Adams LLP as Onvia’s independent registered public accounting firm for fiscal year 2017.
3.	Ratification of the Second Amended and Restated Section 382 Tax Preservation Plan.

PLEASE NOTE: YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Onvia, Inc. 2017 Annual Meeting

Stockholders of records as of the Record Date are encouraged and cordially invited to attend the 2017 Annual Meeting of Stockholders. Onvia’s corporate office is located on Olive Way between Fifth and Sixth Avenues. The following directions direct you to the parking garage entrance located on Sixth Avenue between Olive Way and Pine Street.

Northbound on I-5:

Exit at Seneca Street (exit #165)

West on Seneca Avenue to Sixth Avenue

Turn right on Sixth Avenue

The parking garage is located on the left between Olive Way and Pine Street.

Southbound on I-5:

Exit at Union Street (exit #165B)

Turn right on Sixth Avenue

The parking garage is located on the left between Olive Way and Pine Street.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

➢	Internet – Go to www.envisionreports.com/ONVI. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

➢	Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

➢	Email – Send email to investorvote@computershare.com with “Proxy Materials Onvia, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 1, 2016.